                                                                     EXHIBIT 11

UICI AND SUBSIDIARIES
EXHIBIT 11 - STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
(Dollars and number of shares in thousands, except per share amounts)


                                                                   Three Months Ended            Six Months Ended
                                                                        June 30,                      June 30,
                                                                  1996           1995           1996           1995
                                                               ----------     ----------     ----------    -----------
COMPUTATION OF EARNINGS PER COMMON
     AND COMMON EQUIVALENT SHARE:
      Average shares outstanding  . . . . . . . . . . . . .        41,714         37,545         39,736         37,538

      Add:
        Common stock equivalent of stock
           options and warrants   . . . . . . . . . . . . .            60            221             63            199
                                                               ----------     ----------     ----------    -----------
                                                                   41,774         37,766         39,799         37,737
                                                               ==========     ==========     ==========    ===========

      Net income  . . . . . . . . . . . . . . . . . . . . .    $   17,017     $   13,794     $   32,239    $    25,937
                                                               ==========     ==========     ==========    ===========

      Primary net income per share  . . . . . . . . . . . .    $     0.41     $     0.37     $     0.81    $      0.69
                                                               ==========     ==========     ==========    ===========

COMPUTATION OF EARNINGS PER COMMON
        AND COMMON EQUIVALENT SHARE
        ASSUMING FULL DILUTION:

      Average shares outstanding  . . . . . . . . . . . . .        41,714         37,545         39,736         37,538

      Add:
        Common stock equivalent of stock
           options and warrants   . . . . . . . . . . . . .            60            242             71            248
                                                               ----------     ----------     ----------    -----------
                                                                   41,774         37,787         39,807         37,786
                                                               ==========     ==========     ==========    ===========

      Net income  . . . . . . . . . . . . . . . . . . . . .    $   17,017     $   13,794     $   32,239    $    25,937
                                                               ==========     ==========     ==========    ===========


      Fully diluted net income per share  . . . . . . . . .    $     0.41     $     0.37     $     0.81    $      0.69
                                                               ==========     ==========     ==========    ===========


                                      16